EXHIBIT 10.3
PLEDGE AGREEMENT

This PLEDGE AGREEMENT (the “Pledge Agreement”), is made as of September 22, 2009, jointly and severally by each of LoJack Corporation, (“LoJack”), and the Canadian Borrowers and Foreign Borrowers defined in the Credit Agreement referred to below (collectively with LoJack, the “Pledgors” and each sometimes referred to herein as a “Pledgor”), in favor of RBS CITIZENS, NATIONAL ASSOCIATION, as Administrative Agent for itself and the other Lenders hereinafter defined (the “Agent”).

WHEREAS, the Pledgors have entered into a Multicurrency Revolving Credit and Term Loan Agreement dated as of July 20, 2007 with the Agent and the other Lenders (the “Lenders”) defined therein (as may be further amended, restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made loans to the Pledgors;

WHEREAS, pursuant to a Waiver Agreement dated as of September 22, 2009 (the “Waiver Agreement”), the Pledgors have agreed to provide the Collateral defined herein to provide security for the Obligations;

WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given in the Credit Agreement or the Waiver Agreement, as applicable;

WHEREAS, each Pledgor wishes to grant pledges, assignments and security interests in favor of the Agent as herein provided; and

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Pledge of Collateral.

Each Pledgor hereby pledges, assigns, grants a security interest in, and delivers to the Agent for the benefit of Lenders the following collateral (the “Collateral”):

(a)  The $22,500,000 of cash wired by the Borrower to its operating account with the Agent ( the “Operating Account”)on September 21, 2009;

(b)  All right, title and interest of the Pledgors to the cash, cash equivalents and proceeds to be maintained in that certain Deposit Account to be created by the parties as possible after the date of this Agreement, and to thereupon be listed on Schedule A hereto, and into which the Agent will, upon creation of the Account,  move the $22,500,000 of cash collateral referenced in Section 1(a) above (the “Cash Collateral Account”),

(c)  all property credited to or on deposit from time to time in the Cash Collateral Account;

(d)  All Cash Collateral and the Cash Collateral Account; and

(e)  all other property at any time assigned or pledged to the Agent hereunder (whether described herein or not),

in each case, together with all substitutions, accessions or additions thereto, together with all proceeds and products thereof, and all distributions, dividends, and income received thereon.

Each of the Pledgors also hereby agrees to add additional cash or cash equivalents to the Cash Collateral Account from time to time to the extent required by the Waiver Agreement, all of which additional amounts shall be Collateral hereunder.

Each of the Pledgors also hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any UCC jurisdiction any initial financing statements and amendments thereto indicating the Collateral.

2.  Definitions.  The term “Obligations” and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement.  Terms used herein and not defined in the Credit Agreement or otherwise defined herein that are defined in the Uniform Commercial Code of the Commonwealth of Massachusetts (the “UCC”) have such defined meanings herein, unless the context otherwise indicates or requires, and the following additional terms shall have the following meanings:

Cash Collateral.  See §4.

Cash Collateral Account.  See §1(b).

Collateral. See §1.

Operating Account. See §1(a).

3.  Security for Obligations.  This Agreement and the security interest in and assignment and pledge of the Collateral hereunder are made with and granted to the Agent as security for the payment and performance in full of all the Obligations.

4.  Interest, Dividends, etc.  Any sums or other property paid or distributed upon or with respect to any of the Collateral, whether by dividend, interest or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall be paid over and delivered to the Agent to be held by the Agent as security for the payment and performance in full of all of the Obligations.

4.1.  Cash Collateral Account.  All sums of money that are delivered to the Lender pursuant to this §4 shall be deposited into the Cash Collateral

Account to be maintained with the Agent and to be listed on Schedule A hereto; provided, however, that as provided in Section 1, the initial deposit of the Cash Collateral shall be made into the Operating Account pending creation of the Cash Collateral Account.  The Cash Collateral Account will be an interest bearing deposit account.  The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, including interest thereon, and any and all proceeds of any thereof are hereinafter referred to as the “Cash Collateral”.  Agent has and will have “control” within the meaning of Section 9-104 of the UCC of the Operating Account until such time as the Collateral is transferred to the Cash Collateral Account, and thereafter of the Cash Collateral Account.

4.2.  Withdrawals from Cash Collateral Account.  Except as otherwise expressly provided in §14 upon termination of this Pledge Agreement, until such time as the Cash Collateral is  transferred to the Cash Collateral Account, the Pledgor shall have no right to withdraw (x) the Collateral from the Operating Account and (y) the Pledgors shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Agent to part with the Agent's possession of any instruments or other writings evidencing any deposits within the Cash Collateral Account..

5.  Warranty of Title; Authority.  Each Pledgor hereby represents and warrants that:

(a)  such Pledgor has good and marketable title to the Collateral described in §1, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances or other adverse claims except the pledge, assignment and security interest created by this Agreement,

(b)  such Pledgor has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge, assign and grant a security interest in all of the Collateral pursuant to this Agreement, and

(c)  the execution, delivery and performance hereof and the pledge and assignment of and granting of a security interest in the Collateral hereunder have been duly authorized by such Pledgor and do not contravene any law, rule or regulation or any judgment, decree or order of any tribunal or of any agreement or instrument to which such Pledgor is a party or by which such Pledgor or any of such Pledgor's property is bound or affected or constitute a default thereunder.

Each Pledgor covenants that:

(x) the Pledgor will defend the Agent's rights and security interest in the Collateral against the claims and demands of all persons whomsoever;

(y) the Pledgor will have the like title to and right to pledge and assign and grant a security interest in the Collateral hereafter pledged or assigned or in which a security interest is granted to the Agent hereunder and will likewise defend the Agent's rights, pledge, assignment and security interest thereof and therein;

6.  Remedies.

The occurrence of the Termination Date (as defined in the Waiver Agreement) shall constitute an “Event of Default” under this Pledge Agreement.  Upon occurrence of any Event of Default, the Agent shall thereafter have the following rights and remedies in addition to the rights and remedies of a secured party under the Uniform Commercial Code of the Commonwealth of Massachusetts, all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Agent deems expedient:

(a)  the Agent may demand, sue for, collect or make any compromise or settlement the Agent deems suitable in respect of any of the Collateral;

(b)  the Agent may sell, resell, assign or deliver or otherwise dispose of any or all of the Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Agent thinks expedient, all without demand for performance by the Pledgors or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law and the Agent may instruct any custodian to effect the immediate sale, transfer or other disposition of all or any part of the Collateral;

(c)   the Agent may cause all or any part of the Collateral to be transferred into its name or the name of its nominee or nominees and, for such purpose, without limitation upon any other rights or remedies available to the Agent, may give instructions to such effect to any issuer of any of the Collateral or any broker or other financial intermediary or book-entry custodian in possession of any of the Collateral or upon whose books any of the Collateral is then registered; and

(d)  the Agent may set off or otherwise apply against any of the Obligations any and all sums deposited with it or held by it, including without limitation, any sums standing to the credit of the Cash Collateral Account.

6.1.  Sale of Collateral.  Pledgors waive all notice of any disposition of Collateral, including any notice under Section 9-611(b) of the UCC.  The Agent may enforce its rights hereunder without any notice and without compliance with any condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Pledgors, to the fullest extent permitted by law).  The Agent may buy any part or all of the Collateral at any public sale and if any part or all of the Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Agent may buy at private sale and may make payments thereof by any means.

6.2.  Proceeds of Sale or Disposition.  The Agent may apply the cash proceeds actually received from any sale or other disposition or collection of any of the Collateral to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, travel and all other expenses which may be incurred by the Agent in attempting to collect any of the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Obligations in the order set forth in the Credit Agreement or in such order or preference as the Agent may determine after proper allowance for any Obligations not then due.  Only after such applications and the Obligations have been paid in full in cash, and after payment by the Agent of any amount required by §9-615(a)(3) of the UCC, need the Agent account to the Pledgors for any surplus.

7.  Marshalling.  The Agent shall not be required to marshal any present or future collateral security for (including but not limited to this Agreement and the Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such collateral security or other assurances of payment in any particular order.  All of the Agent's rights and remedies hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that the Pledgors lawfully may, the Pledgors hereby agree that the Pledgors will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may the Pledgors hereby irrevocably waive the benefits of all such laws.

8.  Pledgors’ Obligations Not Affected.  The obligations of the Pledgors hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (i) any exercise or nonexercise, or any waiver, by the Agent of any right, remedy, power or privilege under or in respect of any of the Obligations or any collateral security therefor (including this Agreement); (ii) any amendment to or modification of the Credit Agreement or any of the other Loan Documents or any of the Obligations; (iii) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations(, including, without limitation, any of the Security Documents); or (iv) the taking of additional collateral security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations or the liability of the Borrower therefor; whether or not the Pledgors shall have notice or knowledge of any of the foregoing.

9.  Transfer, etc. by Pledgors.  Without the prior written consent of the Agent, the Pledgors will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Collateral or any interest therein, except for the pledge and assignment thereof and security interest therein provided for in this Agreement.

10.  Further Assurances.  The Pledgors will do all such acts, and will furnish to the  Agent all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and/or other approvals and will do or cause to be done all such other things as the Agent may reasonably request from time to time in order to give full effect to this Agreement and to secure, preserve and protect the rights of the Agent and Lenders hereunder, all without any cost or expense to the Agent.  If the Agent so elects, a photocopy of this Agreement may at any time and from time to time be transmitted to any issuer of any of the Collateral or any broker or other financial intermediary or book-entry custodian in possession of any of the Collateral or on whose books any of the Collateral is registered or be filed by the Agent as a financing statement in any recording office in any jurisdiction. This Agreement is a Loan Document.

11.  Agent and Lenders' Exoneration.  Under no circumstances shall the Agent or Lenders be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral or any nature or kind or any matter or proceedings arising out of or relating thereto.  The Agent and Lenders shall not be required to take any action of any kind to collect, preserve or protect its or the Pledgors’ rights in any of the Collateral or against other parties thereto.  The Agent ‘s   or Lenders' prior recourse to any part or all of the Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

12.  No Waiver, etc.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged.  No act, failure or delay by the Agent or Lenders shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by the Agent of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.  The Pledgors hereby waive acceptance and notice of acceptance of this Agreement and presentment, notice of dishonor and protest of all instruments, included in or evidencing any of the Obligations or any of the Collateral, and any and all other notices and demands whatsoever.  The Pledgors further waive all rights of subrogation, contribution or reimbursement against the Borrower until all of the Obligations have been finally paid in full in cash.

13.  Notice, etc.  Any communication to be made hereunder shall be made in writing and to the address of each party set forth in the Credit Agreement, by any of the following means:  (i) by facsimile transmission, and shall be deemed made or delivered to the party receiving notice when transmitted; (ii) by overnight courier service, and shall be deemed made or delivered at 9 am on the next Business Day; (iii) by hand delivery, and shall be deemed made or delivered when received; or (iv) by first class mail, and shall be deemed made or delivered five (5) days after being mailed, postage prepaid, if sent by first class mail.  Notices shall be delivered to the address of the party identified with its signature below (unless such party has by five (5) Business Days written notice specified another address).

14.  Termination.  Upon final payment and performance in full in cash of all of the Obligations, this Agreement shall terminate and the Agent shall, at the Pledgors’ request and expense, return such Collateral in the possession or control of the Agent as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Agent hereunder.

15.  Overdue Amounts.  Until paid, all amounts due and payable by the Pledgors hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

16.  Governing Law; Consent to Jurisdictions.  THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.  The Pledgors agree that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts  or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Pledgors by mail at the address referred to in §13.  The Pledgors hereby waive any objection that the Pledgors may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

17.  Waiver of Jury Trial.  THE PLEDGORS WAIVE THE PLEDGORS’ RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.  Except as prohibited by law, the Pledgors waive any right which the Pledgors may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  The Pledgors (i) certify that none of the Agent, Lenders nor any representative, agent or attorney of the Agent or Lenders has represented, expressly or otherwise, that the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledge that, in entering into the Credit Agreement and the other Loan Documents to which the Agent and Lenders  are parties, the Agent and Lenders are relying upon, among other things, the waivers and certifications contained in this §17.

18.  Miscellaneous.  The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.  This Agreement and all rights and obligations hereunder shall be binding upon the Pledgors and their respective heirs, representatives, successors and assigns, and shall inure to the benefit of the Agent and the Lenders and their successors and assigns.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  The Pledgors acknowledge receipt of a copy of this Agreement.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or email shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or email also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

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IN WITNESS WHEREOF, intending to be legally bound, each Pledgor and the Agent have caused this Agreement to be executed under seal as of the date first above written.

LOJACK CORPORATION By: /s/ Ronald V. Waters Title: President and CEO
LOJACK EXCHANGECO CANADA INC. By: /s/ Richard T. Riley Title: President
RBS CITIZENS, NATIONAL ASSOCIATION (successor by merger to Citizens Bank of Massachusetts), as Administrative Agent By: /s/ David Bugbee Title: Senior Vice President

Signature Page to Pledge Agreement

CONSENT OF GUARANTORS

LoJack Global LLC, LoJack Operating Company, L.P. and Boomerang Tracking Inc. (collectively, the “Guarantors”) have each guarantied certain indebtedness, obligations and liabilities of the Borrowers pursuant to Guarantees dated as of July 20, 2007 and delivered in connection with the Credit Agreement (collectively, the “Guarantees”).  By executing this consent, each Guarantor hereby absolutely and unconditionally reaffirms to Agent and the Lenders that its Guaranty remains in full force and effect.  In addition, each Guarantor hereby acknowledges and agrees to the terms and conditions of the foregoing Pledge Agreement and the other Loan Documents as amended hereby (including, without limitation, the making of any representations and warranties and the performance of any covenants applicable to it herein or therein).

LOJACK GLOBAL LLC By: /s/ Richard T. Riley Title: President
LOJACK OPERATING COMPANY, L.P. By: LoJack Corporation Its: General Partner By: /s/ Ronald V. Waters Title: President and Chief Executive Officer
BOOMERANG TRACKING INC. By: /s/ Richard T. Riley Title: President

Signature Page to Pledge Agreement

CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS                         )
)  ss.
COUNTY OF NORFOLK                                                )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 22nd day of September, 2009 personally appeared Ronald V. Waters, to me known personally, who acknowledged that he is the Chief Executive Officer and President of LoJack Corporation and this instrument to be his free act and deed.

/s/ Jennifer L. Shoop
Notary Public: Jennifer L. Shoop
My commission expires: November 14, 2014

CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OF MASSACHUSETTS                         )
)  ss.
COUNTY OF NORFOLK                                                )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 22nd day of September, 2009 personally appeared Richard T. Riley, to me known personally, who acknowledged that he is the President of LoJack ExchangeCo Canada, Inc. and this instrument to be hisfree act and deed.

/s/ Jennifer L. Shoop
Notary Public: Jennifer L. Shoop
My commission expires: November 14, 2014

Schedule A

Cash Collateral Account